UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2011

WESTERN REFINING, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32721 (Commission File Number)	20-3472415 (IRS Employer Identification Number)

123 W. Mills Ave., Suite 200 El Paso, Texas 79901 (Address of principal executive offices)

(915) 534-1400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On March 29, 2011, Western Refining, Inc. (the “Company”) entered into an amended and restated term loan credit agreement dated as of March 29, 2011 (the “Term Loan Credit Agreement”), among the Company, the several lenders from time to time party thereto and Bank of America, N.A., as administrative agent. A copy of the Term Loan Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Lenders under the Term Loan Credit Agreement extended a $325 million term loan (the “Term Loan”) thereunder at a discount of 1.00%. The proceeds of the Term Loan were used to refinance the Company’s existing term loan. The Term Loan will mature on March 15, 2017.

The Term Loan bears interest at LIBOR plus a margin of 6.00% (reduced from 7.50%, which applied to the existing term loan), with a LIBOR floor of 1.50% (reduced from 3.25%, which applied to the existing term loan).

The Term Loan Credit Agreement is secured on a first priority basis, together with the Company’s senior secured notes and any future other pari passu secured obligations, by its fixed assets, and on a second priority basis, together with the Company’s senior secured notes and any future other pari passu secured obligations, by the collateral securing the Company’s revolving credit agreement, which consists of the Company’s cash and cash equivalents, trade accounts receivable, and inventory. The Term Loan Credit Agreement provides for principal payments on a quarterly basis of $0.813 million until December 31, 2016, with the remaining balance due on the maturity date.

The Term Loan Credit Agreement is guaranteed, on a joint and several basis, by the subsidiaries of the Company.

The Term Loan Credit Agreement contains certain covenants, including limitations on debt, investments, and dividends. As a part of the refinancing of the Company’s existing term loan, the terms of the Term Loan Credit Agreement were modified, including the removal of all financial maintenance covenants.

The above description does not purport to be a complete statement of the parties’ rights and obligations under the Term Loan Credit Agreement. The Term Loan Credit Agreement is filed as Exhibit 10.1 to this Form 8-K. The description of the terms of the Term Loan Credit Agreement is qualified in its entirety by reference to such exhibit.

Certain of the lenders under the Term Loan Credit Agreement and their affiliates have pre-existing relationships with the Company, including the performance of investment banking, commercial banking and advisory services for the Company, from time to time, for which such lenders have received customary fees and expenses.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information required by Item 2.03 is contained in Item 1.01 of this Current Report on Form 8-K above and is incorporated herein by reference.

Item 8.01        Other Events.

On March 30, 2011, the Company issued a press release in connection with its entering into the Term Loan Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

The information contained in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

(d)           Exhibits.

Exhibit No.	Description

Exhibit 10.1
Amended and Restated Term Loan Credit Agreement dated as of March 29, 2011, among the Company, as Borrower, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent

Exhibit 99.1	Press release dated March 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN REFINING, INC.

By:	/s/ Gary R. Dalke
	Name	Gary R. Dalke
	Title	Chief Financial Officer

Dated: March 30, 2011

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1
Amended and Restated Term Loan Credit Agreement dated as of March 29, 2011, among the Company, as Borrower, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent

Exhibit 99.1	Press release dated March 30, 2011